UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item  5.07    Submission of Matters to a Vote of Security Holders.

On July 10, 2014, Inland Real Estate Income Trust, Inc. (referred to herein as the “Company”) held its 2014 annual meeting of stockholders. At the annual meeting, the Company’s stockholders elected the five nominees listed below to serve as directors for a term ending at the next annual meeting of stockholders, and each will continue in office until his or her successor has been elected and qualifies, or until his or her earlier death, removal, resignation or retirement.

The voting results for each of the five persons nominated to serve as directors are as follows:

Nominee	For	Withheld
Lee A. Daniels	6,140,508	83,106
Stephen L. Davis	6,143,320	80,294
Daniel L. Goodwin	6,143,008	80,606
Gwen Henry	6,143,008	80,606
JoAnn M. McGuinness	6,001,940	221,674

 No broker non-votes were cast in the election of directors. No other proposals were submitted to a vote of the stockholders at the Company’s 2014 annual meeting of stockholders.

Item 8.01     Other Events.

The Company has created the material attached hereto as Exhibit 99.1, and incorporated herein solely for purposes of this Item 8.01 disclosure, for use in connection with its 2014 annual meeting of stockholders.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

	99.1	2014 Annual Meeting of Stockholders Presentation Material

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	July 10, 2014	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	2014 Annual Meeting of Stockholders Presentation Material

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